Exhibit 99.1

FOR IMMEDIATE RELEASE

Pliant Profits Are Up 80%, Beating Earnings Guidance

Schaumburg, IL  —  May 6, 2004  —  Harold Bevis, President, CEO and Director of Pliant Corporation announced strong 1st quarter 2004 results and issued the following public statements today: “Pliant had a great 1st quarter with all business units within Pliant delivering sequential improvements vs. the 4th quarter of 2003. This was our plan and we achieved it.

•                  Profitability is Up in Specialty Products — Agriculture, Personal Care, Medical

•                  Profitability is Up in Printed Products — Bread, Bakery, Frozen food

•                  Profitability is Up in Engineered Products — Converter, Barrier, Multi-Layer

•                  Profitability is Up in Industrial Products — Revolution™, Stretch, Shrink, PVC

•                  Profitability is Up in Solutions — Contact™ shelf liner, Education, Decoratives

•                  Profitability is Up in International — Mexico, Asia Pacific, Europe, Canada

Our focus on cost containment, waste elimination, capacity optimization and redundant cost elimination has enabled us to remain competitively priced with our key customers while maintaining our profit rates. A tough feat to accomplish but we are pulling it off. The Pliant executive team is very focused on achieving these dual objectives and this is the proof. We beat our cash goals for the quarter also and even maintained a zero balance on our revolver for part of the quarter. Our business plan is working nicely.

Pliant’s operating EBITDA rate on its base business before corporate allocations remained steady at about a $126 million rate and we made nice progress fixing our problems in Mexico and Solutions with those two units improving by $4 million.

Additionally, we had several large incremental wins in the quarter which totaled 37 million pounds. They will be transitioning into 2nd half financials.

•                  A key win with an industrial products user

•                  A key win with a personal care products customer

Furthermore, we are in final trials & evaluations with a large bakery/bread customer to secure a competitive win for Pliant. We are growing our bread and bakery business in a very tough market. We are very proud of our sales team, our broker partners and our manufacturing plants for making this happen. We are growing market share and investing in this important Pliant business area.

This strong 1st quarter performance permits Pliant to continue its aggressive investment programs to both grow Pliant and reduce our costs for our key customers. We have many opportunities to grow and we are thankful to have the chance to become the flexible packaging company of choice to major users of our products. This is our goal.”

These represent 1st quarter segment results compared with segment results in the 4th quarter of 2003. See our press release and Form 8-K dated may 5th, 2004 for more complete financial information for the quarter.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s projection of future operating trends, are based upon current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, management’s expectations, beliefs and projections may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2003 and our registration statement on Form S-4 (File No. 333-86532), as amended. Such risks, uncertainties and other important factors include, among others:

•                  general economic and business conditions, particularly an economic downturn;

•                  continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

•                  industry trends;

•                  risks of high leverage and any increases in our leverage;

•                  interest rate increases;

•                  changes in our ownership structure;

•                  raw material costs and availability, particularly resin;

•                  competition;

•                  the loss of any of our major customers;

•                  changes in demand for our products;

•                  new technologies

•                  changes in distribution channels or competitive conditions in the markets or countries where we operate;

•                  costs and/or complications of integrating any future acquisitions;

•                  loss of our intellectual property rights;

•                  foreign currency fluctuations and devaluations and political instability in our foreign markets;

•                  changes in our business strategy or development plans;

•                  availability, terms and deployment of capital;

•                  labor relations and work stoppages;

•                  availability of qualified personnel and;

•                  increases in the cost of compliance with laws and regulations, including environmental laws and regulations

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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CONTACTS:

Brian Johnson
EVP and Chief Financial Officer
E-mail: brian.johnson@pliantcorp.com
Voice: 847.969.3319

Company Web Site: www.pliantcorp.com